Exhibit 99.1

    The TJX Companies, Inc. Reports Full Fiscal Year 2006 Results;
                  Fourth Quarter Earnings Above Plan

    FRAMINGHAM, Mass.--(BUSINESS WIRE)--Feb. 22, 2006--The TJX Companies, Inc. (NYSE: TJX), the leading off-price retailer of apparel and home fashions in the U.S. and worldwide, today announced sales and earnings results for the fiscal year and fourth quarter ended January 28, 2006. Net sales for the fiscal year were $16.1 billion, an 8% increase over last year and consolidated comparable store sales increased 2%. As previously announced, the Company has adopted the new stock compensation accounting standard as of the fourth quarter of fiscal year 2006. Accordingly, all results for current and prior periods now reflect the impact of stock option expense (see below). Net income for the 52-week fiscal year was $690 million, and diluted earnings per share were $1.41 compared to $1.21 for the prior year. Results for both years were impacted by certain one-time items, which are described further below. Excluding these one-time items, pro forma full-year diluted earnings per share were $1.29 versus $1.25 last year.
    For the 13-week fiscal 2006 fourth quarter, sales increased 9% to $4.7 billion. Consolidated comparable store sales increased 3% over last year. For the fourth quarter, net income was $289 million, and diluted earnings per share were $.60 compared to $.33 in the prior year. Excluding one-time items, pro forma diluted earnings per share were $.46, an above-plan 24% increase over last year's $.37 in earnings per share. A table reconciling reported results to pro forma results is provided below.
    Ben Cammarata, Chairman and Acting Chief Executive Officer of The TJX Companies, Inc., stated, "Through improved execution and a renewed focus on off-price disciplines, we brought 2005 to a very strong finish, with fourth quarter earnings results that significantly exceeded our expectations. The fourth quarter comparable store sales increase of 3% was achieved on top of a healthy increase last year, with merchandise margins that improved over the prior year despite a challenging competitive environment. During the quarter, we solidly executed our off-price concept by maintaining liquid inventories, making the right buys, and flowing great product at great values to our stores throughout the quarter. Additionally, we were effective in our marketing and managed expenses well. As we begin a new year, driving profitable sales growth continues to be our top priority. Inventories are in excellent shape and we remain extremely focused on executing all aspects of our business."

    Sales by Business Segment

    The Company's comparable store sales and net sales by division in the fourth quarter were as follows:


                        Fourth Quarter           Fourth Quarter
                    Comparable Store Sales   Net Sales ($ in millions)
                    ------------------------ -------------------------
                      FY2006        FY2005       FY2006      FY2005
-----------------   ----------  ------------ -----------  ---------
Marmaxx(a)           +4%           +4%          $3,128      $2,954
-----------------   ----------  ------------ -----------  ---------
Winners/HomeSense    +5% (US$)     +4% (US$)      $430        $372
                     +2% (C$)      -4% (C$)
-----------------   ----------  ------------ -----------  ---------
T.K. Maxx            -2% (US$)    +11% (US$)      $487        $430
                     +7% (GBP)     +3% (GBP)
-----------------   ----------  ------------ -----------  ---------
HomeGoods            +4%           +3%            $377        $316
-----------------   ----------  ------------ -----------  ---------
A.J. Wright          +6%           +3%            $206        $173
-----------------   ----------  ------------ -----------  ---------
Bob's Stores          NA            NA             $89         $85
-----------------   ----------  ------------ -----------  ---------

-----------------   ----------  ------------ -----------  ---------
TJX                  +3%           +4%          $4,716      $4,329
-----------------   ----------  ------------ -----------  ---------

(a) Combination of T.J. Maxx and Marshalls


    The Company's comparable store sales and net sales by division in Fiscal 2006 were as follows:


                          Full Year                   Full Year
                    Comparable Store Sales   Net Sales ($ in millions)
                    ------------------------ -------------------------
                     FY2006       FY2005         FY2006     FY2005
-----------------   ----------  ------------ -----------  ---------
Marmaxx(a)            +2%          +4%          $10,957    $10,489
-----------------   ----------  ------------ -----------  ---------
Winners/HomeSense     +4% (US$)   +10% (US$)     $1,458     $1,285
                      -3% (C$)     +4% (C$)
-----------------   ----------  ------------ -----------  ---------
T.K. Maxx             -1% (US$)   +14% (US$)     $1,517     $1,304
                      +1% (GBP)    +3% (GBP)
-----------------   ----------  ------------ -----------  ---------
HomeGoods             +1%          +1%           $1,187     $1,013
-----------------   ----------  ------------ -----------  ---------
A.J. Wright           +3%          +4%             $651       $531
-----------------   ----------  ------------ -----------  ---------
Bob's Stores           NA           NA             $288       $291
-----------------   ----------  ------------ -----------  ---------

-----------------   ----------  ------------ -----------  ---------
TJX                   +2%          +5%          $16,058    $14,913
-----------------   ----------  ------------ -----------  ---------

(a) Combination of T.J. Maxx and Marshalls


    Early Adoption of Stock Option Expensing

    The TJX Companies previously announced its early adoption of the Statement of Financial Accounting Standards (SFAS) No. 123R, relating to accounting for stock based compensation, in the fourth quarter of Fiscal 2006. All financial information attached to or discussed in this press release includes stock option expense, which reduced earnings per share by $.03 in the fourth quarter and by $.12 for the full fiscal 2006 year. The Company has elected the modified retrospective transition method. Accordingly, prior period financial statements have been adjusted to reflect the effect of stock option expense on a consolidated basis, as previously disclosed in the pro forma footnote to the TJX financial statements. Additionally, segment data have been adjusted to reflect the related stock option expense for all periods presented.

    Impact of One-Time Items

    Results for the fourth quarter and full year of Fiscal 2006 include a previously announced one-time tax benefit of $47 million, or $.10 per share, resulting from the Company's repatriation of accumulated earnings from its foreign operations. Fiscal 2006 results also reflect the impact of certain previously announced, one-time third quarter events (described further in the Company's SEC Form 10-Q for the period ended October 28, 2005), which reduced earnings per share by a net of $.02. In addition, during the fourth quarter of Fiscal 2006, TJX's tax provision and net income were favorably impacted by $22 million, or $.04 per share, relating to the correction of a previously established deferred tax liability. This liability related to foreign exchange gains on a loan to one of its foreign subsidiaries, which are not taxable under U.S. tax regulations. Finally, results for the fourth quarter and full year of Fiscal 2005 include a one-time, non-cash charge related to lease accounting which reduced earnings per share by $.04.
    The following table reconciles reported EPS to pro forma EPS (excluding one-time items):(b)


                                       Fourth Quarter    Full Year
                                       FY2006  FY2005  FY2006 FY2005
                                       ------  ------  ------ ------
EPS as reported                         $0.60  $0.33    $1.41  $1.21
One-time items:
  Cumulative lease accounting charge        -  $0.04        -  $0.04
  Correction to deferred tax liability ($0.04)     -   ($0.04)     -
  Repatriation tax benefit             ($0.10)     -   ($0.10)     -
  Third quarter events                      -      -    $0.02      -
                                       ------  -----   ------  -----
Pro forma EPS                           $0.46  $0.37    $1.29  $1.25
                                        =====  =====    =====  =====

(b) Stock option expense included for all periods



    Margins

    During the fourth quarter of Fiscal 2006, the Company's pretax profit margin improved to 7.5%. The gross profit margin increased 1.0 percentage point to 23.1%, representing improved merchandise margins as well as the impact of the one-time lease accounting charge on last year's ratios, which accounts for 0.7 percentage points of this increase. Selling, general and administrative costs as a percent of sales improved 0.4 percentage points to 15.5%, primarily due to leverage from general, administrative and store operations costs.
    For the full year fiscal 2006, consolidated pretax profit margin was 6.3%, down compared to the prior year, primarily due to the de-levering effect of low single digit comparable store sales on expense ratios.

    Inventory

    Total inventories as of January 28, 2006, were $2.4 billion compared with $2.4 billion at the same time last year. Consolidated inventories, on a per-store basis, including the warehouses, were down 11% from the prior year. At the Marmaxx division, average per-store inventories, including the warehouses, were down 10% from last year's levels. Including merchandise on order, Marmaxx's total inventory commitment was down on a per-store basis.

    Share Repurchases

    During the fourth quarter, the Company spent a total of $85 million in repurchases of TJX stock, retiring 3.6 million shares. In Fiscal 2006, the Company spent a total of $600 million in stock repurchases, as planned, and retired a total of 25.9 million shares of TJX stock. During the fourth quarter, the Company completed its $1 billion share repurchase program that was initiated in 2004. As previously announced, in October 2005, the Company's Board of Directors approved a new stock repurchase program that authorizes the repurchase of up to $1 billion of TJX common stock from time to time. At current prices, this would represent approximately 9% of the Company's outstanding common shares.

    2006 Outlook

    For the fiscal year ended January 27, 2007, the Company expects earnings per share in the range of $1.42 to $1.46, which represents a 10% to 13% increase over the pro forma $1.29 per share earned in Fiscal 2006, excluding one-time items. This is based upon estimated consolidated comparable store sales growth in the 2% to 3% range.
    For the first quarter of Fiscal 2007, the Company expects earnings per share in the range of $.31 to $.33, versus $.28 per share in the prior year, which is based upon estimated consolidated comparable store sales growth in the 2% to 3% range.

    Stores by Concept

    During the fiscal year ended January 28, 2006, the Company added a total of 157 stores, net of closings, to end the year with 2,381 stores, and increased square footage by 8% over the same period last year. In the fourth quarter, the Company added a net 10 stores.



                             Store Locations  Gross Square Feet
                                  FY2006            FY2006
                                                 (in millions)
                            ----------------  ----------------
                            Beginning    End   Beginning   End
--------------------------- ---------  -----   ---------  ----
T.J. Maxx                         771    799        22.8  23.8
--------------------------- ---------  -----   ---------  ----
Marshalls                         697    715        21.9  22.7
--------------------------- ---------  -----   ---------  ----
Winners                           168    174         4.9   5.1
--------------------------- ---------  -----   ---------  ----
HomeSense                          40     58         1.0   1.4
--------------------------- ---------  -----   ---------  ----
HomeGoods                         216    251         5.4   6.2
--------------------------- ---------  -----   ---------  ----
T.K. Maxx                         170    197         4.8   5.9
--------------------------- ---------  -----   ---------  ----
A.J. Wright                       130    152         3.3   3.9
--------------------------- ---------  -----   ---------  ----
Bob's Stores                       32     35         1.5   1.6
--------------------------- ---------  -----   ---------  ----

--------------------------- ---------  -----   ---------  ----
TJX                             2,224  2,381        65.5  70.5
--------------------------- ---------  -----   ---------  ----


    About The TJX Companies, Inc.

    The TJX Companies, Inc. is the leading off-price retailer of apparel and home fashions in the U.S. and worldwide. The Company operates 799 T.J. Maxx, 715 Marshalls, 251 HomeGoods and 152 A.J. Wright stores, as well as 35 Bob's Stores, in the United States. In Canada, the Company operates 174 Winners and 58 HomeSense stores, and in Europe, 197 T.K. Maxx stores. TJX's press releases and financial information are also available on the Internet at www.tjx.com.

    Fiscal 2006 Year-End and Fourth Quarter Earnings Conference Call

    At 11:00 a.m. ET today, Ben Cammarata, Chairman and Acting Chief Executive Officer, and Carol Meyrowitz, President of TJX, will hold a conference call with stock analysts to discuss the Company's fiscal 2006 results, operations and business trends, as well as expectations for Fiscal 2007. A real-time webcast of the call will be available at www.tjx.com. A replay of the call will also be available at www.tjx.com or by dialing (800) 216-3035 through Wednesday, March 1, 2006.

    February 2006 Sales Recording

    Additionally, the Company expects to release its February 2006 sales on Thursday, March 2, 2006, at approximately 8:15 a.m. ET. Concurrent with that press release, a recorded message with more detailed information regarding TJX's February sales results, operations and business trends will be available via the Internet at www.tjx.com, or by calling (703) 736-7248 through Thursday, March 9, 2006.
    Archived versions of the Company's recorded messages and conference calls are available at www.tjx.com after they are no longer available by telephone.

    Forward-looking Statements

    SAFE HARBOR STATEMENTS UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: Various statements made in this release are forward-looking and involve a number of risks and uncertainties. All statements that address activities, events or developments that we intend, expect or believe may occur in the future, including projections of earnings per share and same store sales, are forward-looking statements. The following are some of the factors that could cause actual results to differ materially from the forward-looking statements: our ability to continue successful expansion of our store base; risks of expansion; our ability to successfully implement our opportunistic inventory strategies and to effectively manage our inventories; consumer confidence, demand, spending habits and buying preferences; effects of unseasonable weather; competitive factors; factors affecting availability of store and distribution center locations on suitable terms; factors affecting our recruitment and employment of associates; factors affecting expenses; success of our acquisition and divestiture activities; our ability to successfully implement technologies and systems and protect data; our ability to continue to generate adequate cash flows; availability and cost of financing; general economic conditions, including gasoline prices; potential disruptions due to wars, natural disasters and other events beyond our control; changes in currency and exchange rates; elimination of Canadian quotas; import risks; adverse outcomes for any significant litigation; changes in laws and regulations and accounting rules and principles; effectiveness of internal controls; and other factors that may be described in our filings with the Securities and Exchange Commission. We do not undertake to publicly update or revise our forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied in such statements will not be realized.


         THE TJX COMPANIES, INC. AND CONSOLIDATED SUBSIDIARIES
                           FINANCIAL SUMMARY
                              (Unaudited)
            (Dollars In Thousands Except Per Share Amounts)

                                             13 Weeks      13 Weeks
                                               Ended         Ended
                                            -----------   -----------
                                            January 28,   January 29,
                                                   2006      2005 (A)
                                             ----------    ----------
Net sales                                    $4,716,327    $4,329,109

Cost of sales, including buying and
 occupancy costs (See Note 3)                 3,626,370     3,373,303
Selling, general and administrative
 expenses                                       732,111       686,814
Interest expense, net                             5,560         5,047
                                             ----------    ----------

Income before provision for income taxes        352,286       263,945
Provision for income taxes                       63,583        98,965
                                             ----------    ----------

Net income                                   $  288,703    $  164,980
                                             ==========    ==========
Diluted earnings per share:
  Net income                                 $      .60    $      .33

Cash dividends declared per share            $      .06    $     .045

Weighted average shares for diluted
  earnings per share computation            485,452,273   507,231,935

(A) The periods ended January 29, 2005 have been adjusted to reflect the adoption of SFAS No. 123R. See Note 1



         THE TJX COMPANIES, INC. AND CONSOLIDATED SUBSIDIARIES
                           FINANCIAL SUMMARY
                              (Unaudited)
            (Dollars In Thousands Except Per Share Amounts)

                                             52 Weeks      52 Weeks
                                               Ended         Ended
                                            -----------   -----------
                                            January 28,   January 29,
                                                   2006      2005 (A)
                                            -----------   -----------
Net sales                                   $16,057,935   $14,913,483

Cost of sales, including buying and
 occupancy costs (See Note 3)                12,295,016    11,398,656
Selling, general and administrative
 expenses                                     2,723,960     2,500,119
Interest expense, net                            29,632        25,757
                                            -----------   -----------

Income before provision for income taxes      1,009,327       988,951
Provision for income taxes                      318,904       379,252
                                            -----------   -----------

Net income                                  $   690,423   $   609,699
                                            ===========   ===========
Diluted earnings per share:
  Net income                                $      1.41   $      1.21

Cash dividends declared per share           $       .24   $       .18

Weighted average shares for diluted
  earnings per share computation            491,499,531   509,660,827

(A) The periods ended January 29, 2005 have been adjusted to reflect the adoption of SFAS No. 123R. See Note 1



         THE TJX COMPANIES, INC. AND CONSOLIDATED SUBSIDIARIES
        Supplemental Information - Pro forma net income and EPS
         Fourth Quarter and Fiscal Year Ended January 28, 2006
                         and January 29, 2005
            (Dollars in Millions Except Per Share Amounts)

                                     13 Weeks Ended    13 Weeks Ended
                                    ----------------  ----------------
Fourth Quarter Ended:               January 28, 2006  January 29, 2005
                                    ----------------  ----------------
                                         $'s     EPS       $'s     EPS
                                      ------  ------    ------  ------
Net income as reported                $288.7  $ 0.60    $165.0  $ 0.33

Remove items impacting
 comparability:

   Cumulative lease accounting charge      -       -      19.3    0.04

   Impact of deferred tax liability
    correction                         (21.7)  (0.04)        -       -

   Repatriation income tax benefit     (47.0)  (0.10)        -       -
                                      ------  ------    ------  ------

Pro forma net income                  $220.0  $ 0.46    $184.3  $ 0.37
                                      ======  ======    ======  ======


                                     52 Weeks Ended    52 Weeks Ended
                                    ----------------  ----------------
Fiscal Year Ended:                  January 28, 2006  January 29, 2005
                                    ----------------  ----------------
                                         $'s     EPS       $'s     EPS
                                      ------  ------    ------  ------
Net income as reported                $690.4  $ 1.41    $609.7  $ 1.21

Remove items impacting
 comparability:

   Cumulative lease accounting charge      -       -      19.3    0.04

   Impact of deferred tax liability
    correction                         (21.7)  (0.04)        -       -

   Repatriation income tax benefit     (47.0)  (0.10)        -       -

   Third quarter events                 11.6    0.02         -       -
                                      ------  ------    ------  ------

Pro forma net income                  $633.3  $ 1.29    $629.0  $ 1.25
                                      ======  ======    ======  ======



         THE TJX COMPANIES, INC. AND CONSOLIDATED SUBSIDIARIES
                       CONDENSED BALANCE SHEETS
                              (Unaudited)
                             (In Millions)

                                              January 28,  January 29,
                                                     2006         2005
                                              -----------  -----------
ASSETS
Current assets:
  Cash and cash equivalents                      $  465.6     $  307.2
  Accounts receivable and other current assets      308.6        245.9
  Merchandise inventories                         2,365.9      2,352.0
                                                 --------     --------

     Total current assets                         3,140.1      2,905.1
                                                 --------     --------

Property and capital leases, net of depreciation  2,013.1      1,861.1
Non-current deferred income taxes, net                6.4           -
Other assets                                        153.3        125.5
Goodwill and tradename, net of amortization         183.4        183.8
                                                 --------     --------

     TOTAL ASSETS                                $5,496.3     $5,075.5
                                                 ========     ========

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Current installments of long-term debt         $      -     $  100.0
  Accounts payable                                1,313.5      1,276.0
  Accrued expenses and other current liabilities    938.4        828.1
                                                 --------     --------

     Total current liabilities                    2,251.9      2,204.1
                                                 --------     --------

Other long-term liabilities                         568.9        492.7
Non-current deferred income taxes, net                  -         59.5
Long-term debt                                      782.9        572.6
Shareholders' equity                              1,892.6      1,746.6
                                                 --------     --------

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY       $5,496.3     $5,075.5
                                                 ========     ========



         THE TJX COMPANIES, INC. AND CONSOLIDATED SUBSIDIARIES
                  CONDENSED STATEMENTS OF CASH FLOWS
                              (Unaudited)
                             (In Millions)

                                              52 Weeks     52 Weeks
                                                Ended        Ended
                                             -----------  -----------
                                             January 28,  January 29,
                                                    2006         2005
                                             -----------  -----------

CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income                                    $  690.4     $  609.7
  Depreciation and amortization                    314.3        279.1
  Deferred income tax provision                    (88.3)        22.8
  Amortization of stock compensation                92.1        100.1
  Decrease (increase) in accounts receivable
   and other current assets                        (56.2)         8.2
  (Increase) in merchandise inventories             (8.8)      (390.7)
  Increase in accounts payable                      35.0        305.3
  Increase in accrued expenses and other
   liabilities                                     171.3        154.6
  Other, net                                         8.4        (12.3)
                                                --------     --------

Net cash provided by operating activities        1,158.2      1,076.8
                                                --------     --------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Property additions                              (495.9)      (429.1)
  Proceeds from sale of property                     9.7            -
  Other                                               .6           .6
                                                --------     --------

Net cash (used in) investing activities           (485.6)      (428.5)
                                                --------     --------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from borrowings of long-term debt       204.4            -
  Principal payments on long-term debt            (100.0)        (5.0)
  Payments for repurchase of common stock         (603.7)      (594.6)
  Cash dividends paid                             (105.2)       (83.4)
  Other                                            100.6         98.4
                                                --------     --------

Net cash (used in) financing activities           (503.9)      (584.6)
                                                --------     --------

Effect of exchange rate changes on cash            (10.3)        (2.9)
                                                --------     --------

Net increase in cash and cash equivalents          158.4         60.8
Cash and cash equivalents at beginning of year     307.2        246.4
                                                --------     --------

Cash and cash equivalents at end of year        $  465.6     $  307.2
                                                ========     ========



        THE TJX COMPANIES, INC. AND CONSOLIDATED SUBSIDIARIES
            SELECTED INFORMATION BY MAJOR BUSINESS SEGMENT
                             (Unaudited)
                            (In Thousands)

                                                         Pro Forma (1)
                                  13 Weeks    13 Weeks     13 Weeks
                                    Ended       Ended        Ended
                                ----------- -----------   -----------
                                January 28, January 29,   January 29,
Net Sales:                             2006        2005          2005
                                ----------- -----------   -----------
   Marmaxx                       $3,128,132  $2,954,203    $2,954,203
   Winners and HomeSense            429,716     371,901       371,901
   T.K. Maxx                        486,801     429,942       429,942
   HomeGoods                        376,796     315,674       315,674
   A.J. Wright                      205,757     172,847       172,847
   Bob's Stores                      89,125      84,542        84,542
                                 ----------  ----------    ----------
                                 $4,716,327  $4,329,109    $4,329,109
                                 ==========  ==========    ==========

Segment profit or (loss):
   Marmaxx                          283,067     255,329       272,136
   Winners and HomeSense             41,828      22,221        25,759
   T.K. Maxx                         41,495      27,781        34,254
   HomeGoods                         26,902       5,694         7,937
   A.J. Wright                        8,241      (4,187)       (2,525)
   Bob's Stores                      (4,641)     (8,301)       (8,301)
                                 ----------  ----------    ----------
                                    396,892     298,537       329,260

Lease Accounting Adjustment (1)           -           -        30,723
General Corporate Expense            39,046      29,545        29,545
Interest expense, net                 5,560       5,047         5,047
                                 ----------  ----------    ----------

Income before provision for
 income taxes                    $  352,286  $  263,945    $  263,945
                                 ==========  ==========    ==========

Stores in operation:
   T.J. Maxx                            799         771
   Marshalls                            715         697
   Winners                              174         168
   HomeSense                             58          40
   T.K. Maxx                            197         170
   HomeGoods                            251         216
   A.J. Wright                          152         130
   Bob's Stores                          35          32
                                      -----       -----
       Total                          2,381       2,224
                                      =====       =====

(1) The pro forma column for the period ended January 29, 2005 reflects the impact of the lease accounting adjustment as a single line item and removes the impact from the individual segments. See
    Note 3 for an explanation of the lease accounting adjustment and a reconciliation of the reported segment profit to the pro forma segment profit.



        THE TJX COMPANIES, INC. AND CONSOLIDATED SUBSIDIARIES
            SELECTED INFORMATION BY MAJOR BUSINESS SEGMENT
                             (Unaudited)
                            (In Thousands)

                                                         Pro Forma (1)
                                 52 Weeks     52 Weeks     52 Weeks
                                   Ended        Ended        Ended
                                -----------  -----------  -----------
                                January 28,  January 29,  January 29,
Net Sales:                             2006         2005         2005
                                -----------  -----------  -----------
   Marmaxx                      $10,956,788  $10,489,478  $10,489,478
   Winners and HomeSense          1,457,736    1,285,439    1,285,439
   T.K. Maxx                      1,517,116    1,304,443    1,304,443
   HomeGoods                      1,186,854    1,012,923    1,012,923
   A.J. Wright                      650,961      530,643      530,643
   Bob's Stores                     288,480      290,557      290,557
                                -----------  -----------  -----------
                                $16,057,935  $14,913,483  $14,913,483
                                ===========  ===========  ===========
Segment profit or (loss):
   Marmaxx                      $   985,361  $   982,082  $   998,889
   Winners and HomeSense            120,319       99,701      103,239
   T.K. Maxx                         69,206       63,975       70,448
   HomeGoods                         28,418       18,148       20,391
   A.J. Wright                       (2,202)     (19,626)     (17,964)
   Bob's Stores                     (28,031)     (18,512)     (18,512)
                                -----------  -----------  -----------
                                  1,173,071    1,125,768    1,156,491

Lease Accounting Adjustment (1)           -            -       30,723
General Corporate Expense           134,112      111,060      111,060
Interest expense, net                29,632       25,757       25,757
                                -----------  -----------   -----------


Income before provision for
 income taxes                   $ 1,009,327   $  988,951  $   988,951
                                ===========  ===========  ===========

Stores in operation:
   T.J. Maxx                            799          771
   Marshalls                            715          697
   Winners                              174          168
   HomeSense                             58           40
   T.K. Maxx                            197          170
   HomeGoods                            251          216
   A.J. Wright                          152          130
   Bob's Stores                          35           32
                                      -----        -----
       Total                          2,381        2,224
                                      =====        =====

(1) The pro forma column for the period ended January 29, 2005 reflects the impact of the lease accounting adjustment as a single line item and removes the impact from the individual segments. See
    Note 3 for an explanation of the lease accounting adjustment and a reconciliation of the reported segment profit to the pro forma segment profit.



The TJX Companies, Inc.                          Notes To Consolidated
and Consolidated Subsidiaries           Condensed Financial Statements


1. In the fourth quarter of the fiscal year ended January 28, 2006 The TJX Companies, Inc. elected to early adopt the provisions of Statement of Financial Accounting Standards (SFAS) No. 123R, "Accounting for Stock Based Compensation". SFAS No. 123R requires that the cost of equity-based awards be recognized in the financial statements. In addition, TJX elected the modified retrospective transition method which requires that all prior period financial statements be adjusted to the pro forma amounts previously disclosed in the company's notes to its financial statements. Thus the previously reported results for the periods ended January 29, 2005 have been adjusted to reflect the effect of adopting SFAS 123R. TJX filed a Current Form 8-K on February 2, 2006 which announced its early adoption of SFAS 123R and included the effect of the modified retrospective transition method on certain prior periods.

   The impact of adopting SFAS 123R reduced net income for the periods ended January 28, 2006 by $12.6 million, or $.03 per diluted share, for the fourth quarter and $54.5 million, or $.12 per share, for the full fiscal year. The adjustment to the periods ended January 29, 2005 reduced previously reported net income by $12.0 million, or $.02 per share in the fourth quarter and by $54.4 million, or $.09 per share for the full fiscal year.

2. The tax provision for the periods ended January 28, 2006 includes a one-time benefit of $47 million, or $.10 per share, for the repatriation of approximately US$260 million of earnings from its Canadian operations. Recent tax law changes provided a temporary incentive for multinationals to repatriate foreign earnings at reduced income tax rates.

   In addition, during the fourth quarter TJX recorded an additional tax benefit due to the correction of an overstatement of its deferred tax liability. In prior periods TJX provided for income taxes on foreign currency gains or losses associated with intercompany loans with its Canadian subsidiary. The gains and losses associated with these loans are fully hedged and do not impact pre-tax income, however the foreign currency gains or losses on the underlying intercompany debt are not subject to income taxes. The cumulative impact of this correction increased net income by $22 million, or $.04 per share, in the fourth quarter and fiscal year ended January 28, 2006.

3. In the fourth quarter ended January 29, 2005, The TJX Companies recorded a one-time, non-cash charge to conform its accounting policies with generally accepted accounting principles related to the timing of rent expense. This charge resulted in a one-time, cumulative, non-cash adjustment to rent expense of approximately $19 million after-tax, or $.04 per share, in the fourth quarter ended January 29, 2005.

   On a pre-tax basis the amount of this charge is $30.7 million, which has been recorded in cost of sales, including buying and occupancy costs, on the Company's consolidated income statement. Segment profit for the fiscal year ended January 29, 2005 has also been reduced by this charge. The pro forma segment profit for the fourth quarter and year-to-date periods ended January 29, 2005, excluding this charge are presented below.

                           Pro forma segment profit for fourth quarter
                                        ended January 29, 2005
                           -------------------------------------------
                            As Reported   Lease charge      Pro forma
                            -----------   ------------      ---------

Marmaxx                        $255,329       $ 16,807       $272,136
Winners and HomeSense            22,221          3,538         25,759
T.K. Maxx                        27,781          6,473         34,254
HomeGoods                         5,694          2,243          7,937
A.J. Wright                      (4,187)         1,662         (2,525)
Bob's Stores                     (8,301)             -         (8,301)
                               --------       --------       --------
     Total                     $298,537       $ 30,723       $329,260
                               ========       ========       ========

                             Pro forma segment profit for fiscal year
                                        ended January 29, 2005
                            -----------------------------------------
                            As Reported   Lease charge      Pro forma
                            -----------   ------------     ----------
Marmaxx                      $  982,082     $   16,807     $  998,889
Winners and HomeSense            99,701          3,538        103,239
T.K. Maxx                        63,975          6,473         70,448
HomeGoods                        18,148          2,243         20,391
A.J. Wright                     (19,626)         1,662        (17,964)
Bob's Stores                    (18,512)             -        (18,512)
                             ----------     ----------     ----------
     Total                   $1,125,768     $   30,723     $1,156,491
                             ==========     ==========     ==========

4. During the fourth quarter ended January 28, 2006, TJX repurchased
   3.6 million shares of its common stock, at a cost of $85.3 million. During the twelve months ended January 28, 2006, TJX repurchased 25.9 million shares for a cost of $600.0 million. In October 2005, TJX announced that its Board of Directors had approved a new multi-year program for the repurchase of an additional $1 billion of TJX common stock. Through January 28, 2006, under its current $1 billion multi-year stock repurchase program, TJX has repurchased 268 thousand shares at a cost of $6.6 million.

5. Certain amounts in the prior period's financial statements have been reclassified to be consistent with the current year's presentation.

    CONTACT: The TJX Companies, Inc.
             Sherry Lang, Vice President
             Investor and Public Relations
             (508) 390-2323